EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 22, 2007, except as to Note 10 which is as of October 4, 2007 included in the Registration Statement on Form SB-2/A Amendment No.2 and related Prospectus of Freshwater Technologies Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada
October 11, 2007